EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We have issued our report dated June 18, 2007, accompanying the financial statements and supplemental information included in the Annual Report of USEC Savings Program on Form 11-K for the year ended December 31, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of USEC Inc. on Form S-8 (No. 333-129410 effective November 2, 2005).
/s/ Grant Thornton LLP
Baltimore, Maryland
June 18, 2007